Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Investor Relations

228-435-8208

investorrelations@thepeoples.com

PEOPLES FINANCIAL CORPORATION DECLARES

SEMIANNUAL DIVIDEND OF $.10 PER SHARE

Biloxi, MS (May 28, 2014)—The board of directors of Peoples Financial Corporation (NASDAQ Capital Market: PFBX), parent of The Peoples Bank, has declared a regular semiannual cash dividend of $.10 per common share, payable June 30, 2014, to stockholders of record June 23, 2014.

“This dividend represents further evidence that our earnings are solid and sustainable,” said Chevis C. Swetman, Chairman and CEO of the holding company and the bank. “We have concentrated our resources over the past 12 months to cleaning up our balance sheet, and our Board of Directors remains committed to returning earnings to our shareholders,” he added.

Founded in 1896, with $747 million in assets as of March 31, 2014, The Peoples Bank operates 17 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to a comprehensive range of retail and commercial banking services, the bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

The Peoples Bank is a wholly-owned subsidiary of Peoples Financial Corporation, listed on the NASDAQ Capital Market under the symbol PFBX. Additional information is available on the Internet at www.thepeoples.com.

This news release contains forward-looking statements and reflects industry conditions, company performance and financial results. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectation expressed in such forward-looking statements.